Exhibit 99.1

Millrose Properties Reports Third Quarter 2026 Financial Results

Record Third Quarter Net Income of $130 Million, or $0.78 Per Share

Third Quarter AFFO of $0.80 Per Share, the Sixth Consecutive Quarterly AFFO Increase; Raises Fourth Quarter AFFO Outlook to $0.82 to $0.84 Per Share

Board of Directors Authorized a New $250 Million Share Repurchase Program

Expanded Counterparty Base to 22 Homebuilder and Developer Relationships and Redeployed

$1.3 Billion in Land Acquisitions and Development Funding Across the Portfolio

Subsequent to Quarter End, Completed $1.1 Billion of Capital Support in Connection with Dream Finders Homes’ Acquisition of Beazer Homes

Generated $0.8 Billion in Net Cash Proceeds from Homesite Sales

MIAMI – October 27, 2026 – Millrose Properties, Inc. (NYSE: MRP, “Millrose” or the “Company”), the homesite option platform for residential homebuilders and developers, today announced its financial results for the third quarter ended September 30, 2026.

“Millrose delivered a record third quarter, driven by disciplined underwriting and the resilience and adaptability of our platform in a challenging housing market,” said Darren Richman, Chief Executive Officer and President of Millrose. “We have raised our outlook for the remainder of the year and authorized our first share repurchase program, reflecting our confidence in the durability of our cash flows and our commitment to disciplined capital allocation. With the completion of the Dream Finders financing, approximately 42% of our asset base is now invested outside the Lennar Master Program Agreement, reflecting what Millrose has always been: a comprehensive capital solutions platform for the homebuilding industry. We remain focused on expanding our counterparty relationships, developing innovative financing solutions for homebuilders and creating long-term value for our shareholders.”

Financial Highlights

Millrose produces recurring cash flow through contractual monthly cash option payments with continuous capital redeployment of homesite sale proceeds.

For the third quarter of 2026, Millrose reported:

•
Net income attributable to Millrose common shareholders of $130.0 million, or $0.78 per share.
•
Total revenues: $211.0 million from option fees and development loan income.
•
Adjusted Funds From Operations (AFFO): $133.5 million, or $0.80 per share.

Total portfolio weighted average annualized yield was 9.3% as of September 30, 2026.

Dividend

On September 23, 2026, Millrose declared a quarterly dividend of $131.2 million, or $0.79 per share of Class A and Class B common stock. The dividend was paid on October 15, 2026, to shareholders of record as of October 5, 2026.

Share Repurchases

In October 2026, the Company’s Board of Directors authorized a new $250 million share repurchase program, reflecting its confidence in the Company’s strong financial performance and long-term prospects, while providing flexibility to opportunistically repurchase shares. Repurchases may be made from time to time in the open market or through privately negotiated transactions, subject to market conditions and other considerations. The program does not obligate the Company to repurchase any specific number of shares and may be suspended or discontinued at any time.

Portfolio Highlights

•
Lennar Master Program Agreement: The Lennar relationship remains foundational to the Millrose platform, providing a stable base of recurring cash flow. For the third quarter of 2026, Millrose received $596 million in net cash proceeds from homesite sales to Lennar and redeployed $546 million into new land acquisitions and development funding. As of September 30, 2026, the Lennar homesites under option contracts were $6.3 billion and the Lennar Invested Capital balance was approximately $5.9 billion with a weighted average yield of 8.5%.
•
Other Agreements: Millrose funded an additional $714 million under Other Agreements at a weighted average yield of 10.8%, bringing homesites under option contracts and other related assets to $3.8 billion and Invested Capital net of realized homesite sales of $3.4 billion as of September 30, 2026. This capital growth of approximately $521 million compared to the prior quarter reflects the organic expansion of Millrose's business model, including the continued diversification of its builder base to 21 counterparties outside of Lennar.
•
Portfolio Composition: Millrose ended the quarter with 156,729 homesites across 834 communities in 30 states as of September 30, 2026.
•
Industry Consolidation Support: Millrose finalized approximately $1.1 billion capital support in connection with Dream Finders Homes' acquisition of Beazer Homes, effective October 20, 2026, with the acquisition having closed on that date. The arrangement is structured as approximately $580 million (net of option deposits received) in land banking capital across approximately 7,000 homesites, more than half of which are finished, with a weighted average life of approximately 2.5 years, and approximately $488 million (net of original issue discount) in preferred equity in Dream Finders carrying a 12% dividend, of which $171 million was funded on September 14, 2026 and $317 million at closing. Pro forma for the transaction, approximately 42% of Millrose’s asset base is now invested outside the Lennar Master Program Agreement, underscoring the growing role Millrose's platform plays in enabling capital-efficient consolidation across the homebuilding industry.
•
Single-Family Rental Pilot: Millrose acquired an initial portfolio of 1,233 completed single-family homes from Lennar across 18 states for an aggregate cost basis of approximately $333 million, funded with approximately $120 million of balance sheet capital, net of $213 million of limited-recourse secured financing. The acquisition was underwritten as a standalone rental investment, independent of any future path-to-homeownership initiative. The portfolio also provides an opportunity to evaluate rental operating performance, consumer behavior and financing structures that could inform broader housing affordability solutions.

Guidance

Raising guidance for year-end 2026 Adjusted Funds from Operations (AFFO) quarterly run rate to a range of $0.82 to $0.84 per share.1

Liquidity & Capitalization Update

Millrose maintains a conservative balance sheet and strong liquidity position to support continued growth.

As of September 30, 2026, Millrose had total assets of $10.6 billion, and total liquidity of $0.8 billion, including cash and availability under its revolving credit facility.

Total corporate debt was $3.1 billion, with a debt-to-capitalization ratio of 36%.

In September 2026, the Company priced $1.0 billion aggregate principal amount of senior notes in two tranches: $500 million aggregate principal amount of 6.500% senior notes due 2029 and $500 million aggregate principal amount of 6.750% senior notes due 2031.

Conference Call and Webcast Information

Millrose will host a conference call today, October 27 at 10:00 AM Eastern Time to discuss its third quarter results, recent developments and outlook. The call webcast, as well as relevant earnings materials, will be available through the investor relations section of the Company’s website: ir.millroseproperties.com. A replay of the conference call will be available shortly after the broadcast.

About Millrose Properties, Inc.

Millrose (NYSE: MRP) is the premier homesite option platform for residential homebuilders. The company specializes in the acquisition and horizontal development of land to provide a predictable, just-in-time supply of finished homesites — the most scarce and mission-critical resource in the homebuilding industry. Unlike traditional land bankers, Millrose utilizes a proprietary technology platform that provides real-time feedback and data analytics to drive acquisition decisions. Every transaction in the Millrose portfolio undergoes rigorous independent due diligence to ensure attractive yields and long-term viability. By enabling an asset-light model, Millrose provides its diverse roster of homebuilder and developer partners with the strategic flexibility to maintain production volumes and optimize balance sheet efficiency across all market environments. For more information about Millrose, please visit millroseproperties.com.

1 The Company is unable to provide a reconciliation to the most directly comparable GAAP measure without unreasonable efforts due to the inherent difficulty in forecasting the timing of items that have not yet occurred, as well as quantifying certain amounts that are necessary for such reconciliation.

Forward-Looking Statements

Certain statements contained in this press release and oral statements made regarding the matters addressed in this release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about Millrose’s plans, strategies and objectives, future earnings, expected transactions and guidance, as well as statements about Millrose’s business (including MPH Parent, LLC (“MPH Parent”), Millrose Properties Holdings, LLC (“Millrose Holdings”), Millrose Properties SPE LLC, MRP Liberty, LLC and any of the other Millrose subsidiaries), and Millrose’s future plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may”, “can”, “shall”, “will”, “expect”, “intend”, “anticipate”, “estimate”, “believe”, “continue” or other similar words or the negatives thereof intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. Specific forward-looking statements in this release include statements regarding: Millrose’s plans and objectives for future operations, including plans and objectives relating to the future growth of our business and our homesite option platform; the availability of capital at any given time to finance the various endeavors, projects and acquisitions that are expected or planned for Millrose, as well as the availability of capital that needs to be reserved for specified uses (whether contractually or by law); expectations about the quality and value of our homesites and the existence of any liabilities attached to the homesites, and the adequacy of the protection, including our counterparties’ indemnification of Millrose in connection with the land assets acquired under the counterparty agreements; expectations and assumptions regarding our ongoing relationships with counterparties, including expectations that counterparties will fully perform their obligations under existing agreements, and timely exercise their purchase option; our expected business, operations and financial position; expectations and assumptions regarding our industry, the real estate markets or the economy, including statements regarding the competitive landscape; the possibility of providing our homesite option platform and continuing our expansion to new counterparties, and the nature of any such future arrangements; any expected use, development, rental or sale of land and real estate assets that we have acquired or may acquire in the future; expectations and assumptions around our relationship with our external manager, Kennedy Lewis Land and Residential Advisors LLC, an affiliate and wholly-owned subsidiary of Kennedy Lewis Investment Management LLC; our status as a real estate investment trust (“REIT”) and MPH Parent’s, RCH Holdings, Inc.’s, and Millrose Holdings’ status as taxable REIT subsidiaries; expectations around ownership limits of our common stock; expectations and assumptions around our source of revenues, expected income, ability to secure financing or incur and repay indebtedness, and ability to comply with restrictions contained in our debt covenants; and other forward-looking statements, are all based on currently known or available information, which may not be indicative of future results (particularly as we are a recently formed company and have had limited historical operations as a standalone company), as well as assumptions and expectations that involve numerous risks and uncertainties. All forward-looking statements included in this release are qualified in their entirety by, and should be read in the context of, the risk factors and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov.

Non-GAAP Financial Measures

Invested Capital is a non-GAAP financial measure that represents the balance on which monthly cash option fees are paid by counterparties. Invested Capital includes certain components of our condensed consolidated financial statements related to (i) homesites under option contracts, (ii) development loans receivable, (iii) preferred instruments and (iv) liabilities. The most directly comparable GAAP financial measure is homesites under option contracts as presented in the Company’s condensed consolidated balance sheets. Management uses Invested Capital as a measure of the capital deployed and believes that the figure is useful to investors because it serves as the basis for generating option fees and other related income. This non-GAAP measure is presented solely to permit investors to understand how our management assesses underlying performance and is not, and should not be viewed as, a substitute for GAAP measures, and should be viewed in conjunction with our GAAP financial measures.

AFFO means the Adjusted Funds From Operations, which are calculated as the net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate depreciation, adjusted to eliminate the impact of non-recurring items that are not reflective of operations and certain non-cash items that reduce or increase net income (loss) in accordance with GAAP.

The Company is unable to provide a reconciliation of quarterly AFFO run rate to the most directly comparable GAAP measure without unreasonable efforts due to the inherent difficulty in forecasting the timing of items that have not yet occurred, as well as quantifying certain amounts that are necessary for such reconciliation.

Millrose Properties, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(Dollars in thousands, except share amounts)

	September 30,	December 31,
	2026	2025
Assets
Homesites under option contracts	$9,902,361	$8,872,695
Development loan receivables, net	53,014	328,999
Single-family residential properties	332,651	—
Preferred instruments, net	170,670	—
Cash	64,535	35,046
Other assets	32,664	21,367
Total assets	10,555,895	9,258,107
Liabilities and stockholders' equity
Builder deposits	1,003,209	927,004
Debt obligations, net	3,127,456	2,112,062
Single-family residential secured credit facility	210,596	—
Development guarantee holdback liability	100,000	100,000
Deferred tax liabilities	89,710	77,333
Other liabilities	174,009	185,446
Total liabilities	4,704,980	3,401,845
Commitments and contingencies (See Note 12)
Stockholders' equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 0 shares issued at September 30, 2026	—	—
Class A common stock, $0.01 par value, 275,000,000 shares authorized, 154,228,116 shares issued at September 30, 2026	1,542	1,542
Class B common stock, $0.01 par value, 175,000,000 shares authorized, 11,819,811 shares issued at September 30, 2026	118	118
Additional paid-in capital	5,874,170	5,873,087
Distribution in excess of net income	(24,915)	(18,485)
Total stockholders' equity	5,850,915	5,856,262
Total liabilities and stockholders' equity	$10,555,895	$9,258,107

Millrose Properties, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Revenues:
Option fee revenues	$209,480	$170,326	$590,180	$391,491
Development loan income	1,524	8,934	12,605	19,469
Total revenues	211,004	179,260	602,785	410,960
Operating expenses:
Management Fee expense	30,264	25,895	88,325	59,959
Stock-based compensation expense	289	189	1,198	370
Provision for (benefit from) credit loss expense	—	340	(907)	340
Sales, general, and administrative expenses from pre-spin periods	—	—	—	24,960
Total operating expenses	30,553	26,424	88,616	85,629
Income from operations	180,451	152,836	514,169	325,331
Other income (expense):
Interest income	1,045	2,450	3,282	5,356
Income from preferred instruments	996	—	996	—
Interest expense	(47,093)	(43,748)	(126,319)	(56,569)
Other expenses	(513)	(616)	(984)	(1,483)
Total other income (expense)	(45,565)	(41,914)	(123,025)	(52,696)
Net income before income taxes	134,886	110,922	391,144	272,635
Income tax expense	4,884	5,862	12,377	15,009
Net income	$130,002	$105,060	$378,767	$257,626
Adjustment for expenses from pre-spin periods	—	—	—	24,960
Net income attributable to Millrose Properties, Inc. common stockholders	$130,002	$105,060	$378,767	$282,586
Basic earnings per share of Class A and Class B common stock	$0.78	$0.63	$2.28	$1.70
Diluted earnings per share of Class A and Class B common stock	$0.78	$0.63	$2.28	$1.70
Basic weighted average common shares of outstanding Class A and Class B common stock	166,047,927	166,003,497	166,032,954	166,003,497
Diluted weighted average common shares of outstanding Class A and Class B common stock	166,064,538	166,031,797	166,054,887	166,025,174

A reconciliation of Invested Capital to homesite inventory and other related assets, the most directly comparable GAAP measure, for the three months ended September 30, 2026 is as follows:

	Three Months Ended September 30, 2026
(in thousands)	Master Program Agreement	Other Agreements	Total
Invested Capital Reconciliation of GAAP to Non-GAAP
GAAP reported homesites under option contracts as of September 30, 2026	$6,314,994	$3,587,367	$9,902,361
Add: Development loan receivables (gross)	—	53,112	53,112
Add: Preferred instruments (gross)	—	175,000	175,000
Remove: Interest receivable on development loans	—	(319)	(319)
Remove: Due from counterparties (1)	(34,265)	(36,012)	(70,277)
Remove: Net deferred tax assets and deferred tax liabilities from homesite inventories	(56,824)	—	(56,824)
Remove: Earnest deposits from homesites under option contracts	7,560	—	7,560
Remove: Homesites under option contracts acquired through purchase money mortgages	(33,000)	—	(33,000)
Add: Development holdback liability	(100,000)	—	(100,000)
Add: Builder deposit liabilities	(224,236)	(407,977)	(632,213)
Total Invested Capital as of September 30, 2026	$5,874,229	$3,371,171	$9,245,400
Invested Capital
Invested Capital as of June 30, 2026 (2)	$5,949,365	$2,849,634	$8,798,999
Takedown Proceeds (3)	(620,867)	(192,814)	(813,681)
Land Acquisition and Development Funding (4)	545,731	714,351	1,260,082
Invested Capital as of September 30, 2026	$5,874,229	$3,371,171	$9,245,400
(in millions)
Weighted Average Yield as of September 30, 2026 (5)	8.5%	10.8%	9.3%
Implied Quarterly Income Run Rate as of September 30, 2026 (6)	$128	93	$221
Weighted Average Remaining Life as of September 30, 2026 (7)	3.8 years	2.4 years	3.3 years
Weighted Average Maturity as of September 30, 2026 (8)	62 months	35 months	53 months

1. Includes option fees received from counterparties in the subsequent month. 2. Includes (a) homesite under option contracts contributed by Lennar at Spin-Off and acquired from Rausch, less option earning deposits and other holdbacks, and (b) takedown, land acquisition and development funding activity through June 30, 2026. 3. Reduction in investment balance for the three months ended September 30, 2026 from (a) homesite takedowns pursuant to option agreements, net of deposit credits adjusted for non -option earning deposits, and (b) repayment of development loans. 4. Includes acquisitions of homesites under option contracts, net of option earnings deposits, preferred instruments and development loan funding for the three months ended September 30, 2026.5. Based on average option rate and/or loan interest rate weighted by investment balance, assumes SOFR rate as of June 26, 2026. 6. Calculated by multiplying Invested Capital balance at end of period by weighted average yield as of September 30, 2026, adjusted for the number of days in the third quarter 202 6. 7. Calculated by taking weighted average life per each community weighted by investment balance. 8. Calculated by taking months until the final scheduled homesite sale per each community weighted by investment balance.

A reconciliation of Adjusted Funds From Operations to Net Income attributable to Millrose common shareholders, the most directly comparable GAAP measure, for the three months ended September 30, 2026 is as follows:

	Three Months Ended
(in thousands, except share amounts)	September 30, 2026	September 30, 2025
Net income attributable to Millrose Properties, Inc. common stockholders	$130,002	$105,060
Adjustments:
Add: Amortization of deferred financing and issuance costs (1)	2,781	16,359
Add: Stock-based compensation expense (2)	289	189
Add: Provision for (benefit from) credit loss expense (3)	—	340
Add: Rating agency expenses (4)	447	550
Total adjustments	3,517	17,438
AFFO attributable to Millrose Properties, Inc. common stockholders	$133,519	$122,498
AFFO basic earnings per share of Class A and Class B common stock	$0.80	$0.74
AFFO diluted earnings per share of Class A and Class B common stock	$0.80	$0.74

Reconciliation of GAAP earnings per share to AFFO per share
GAAP reported basic and diluted earnings per share of Class A and Class B common stock	$0.78	$0.63
Adjustments:
Add: Amortization of deferred financing and issuance costs (1)	0.02	0.10
Add: Stock-based compensation (2)	0.00	0.00
Add: Provision for (benefit from) credit loss expense (3)	-	0.00
Add: Rating agency expenses (4)	0.00	0.01
AFFO basic and diluted earnings per share of Class A and Class B common stock	$0.80	$0.74
Basic weighted average common shares outstanding of Class A and Class B common stock	166,047,927	166,003,497
Diluted weighted average common shares outstanding of Class A and Class B common stock	166,064,538	166,031,797

1. Reflected in interest expense in the consolidated statements of operations. See Note 11. Debt in the condensed consolidated financial statements included elsewhere in Form 10-Q for the quarter ended September 30, 2026 (the “Form 10-Q”). 2. RSUs granted to each member of the Board under the Millrose Properties, Inc. 2024 Omnibus Incentive Plan. See Note 15. Stock- Based Compensation Expense in the condensed consolidated financial statements included elsewhere in Form 10 -Q. 3. Provision for credit losses for development loan receivables. See Note 2. Basis of Presentation and Significant Accounting Policies, Development Loan Receivables, net in the condensed consolidated financial statements included in Form 10-Q. 4. Reflected in other expenses in the consolidated statements of operations. See Note 2. Basis of Presentation and Significant Accounting Policies, Other Income (Expenses) net in the condensed consolidated financial statements included in Form 10-Q.

A reconciliation of Adjusted Funds From Operations to Net Income attributable to Millrose common shareholders, the most directly comparable GAAP measure, for the nine months ended September 30, 2026 is as follows:

	Nine Months Ended
(in thousands, except share amounts)	September 30, 2026	September 30, 2025
Net income attributable to Millrose Properties, Inc. common stockholders	$378,767	$282,586
Adjustments:
Add: Amortization of deferred financing and issuance costs (1)	7,491	17,879
Add: Stock-based compensation expense (2)	1,198	370
Add: Provision for (benefit from) credit loss expense (3)	(907)	340
Add: Rating agency expenses (4)	447	1,117
Total adjustments	8,229	19,706
AFFO attributable to Millrose Properties, Inc. common stockholders	$386,996	$302,292
AFFO basic earnings per share of Class A and Class B common stock	$2.33	$1.82
AFFO diluted earnings per share of Class A and Class B common stock	$2.33	$1.82

Reconciliation of GAAP earnings per share to AFFO per share
GAAP reported basic and diluted earnings per share of Class A and Class B common stock	$2.28	$1.70
Adjustments:
Add: Amortization of deferred financing and issuance costs (1)	0.05	0.11
Add: Stock-based compensation (2)	0.01	0.00
Add: Provision for (benefit from) credit loss expense (3)	(0.01)	0.00
Add: Rating agency expenses (4)	0.00	0.01
AFFO basic and diluted earnings per share of Class A and Class B common stock	$2.33	$1.82
Basic weighted average common shares outstanding of Class A and Class B common stock	166,032,954	166,003,497
Diluted weighted average common shares outstanding of Class A and Class B common stock	166,054,887	166,025,174

1. Reflected in interest expense in the consolidated statements of operations. See Note 11. Debt in the condensed consolidated financial statements included elsewhere in Form 10-Q for the quarter ended September 30, 2026 (the “Form 10-Q”). 2. RSUs granted to each member of the Board under the Millrose Properties, Inc. 2024 Omnibus Incentive Plan. See Note 15. Stock- Based Compensation Expense in the condensed consolidated financial statements included elsewhere in Form 10 -Q. 3. Provision for credit losses for development loan receivables. See Note 2. Basis of Presentation and Significant Accounting Policies, Development Loan Receivables, net in the condensed consolidated financial statements included in Form 10-Q. 4. Reflected in other expenses in the consolidated statements of operations. See Note 2. Basis of Presentation and Significant Accounting Policies, Other Income (Expenses) net in the condensed consolidated financial statements included in Form 10-Q.

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